UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 19, 2016
Frequency Electronics, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-8061	11-1986657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY	11553
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   516-794-4500
________________________________________________________________________________
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 19, 2016, the Board of Directors (the “Board”) of Frequency Electronics, Inc. (the “Company”), in accordance with Sections 2.1 and 2.2 of the Amended and Restated Bylaws of the Company, increased the size of the Board from five (5) to seven (7) members and elected Dr. Stanton D. Sloane as a director of the Company to fill one of the newly created vacancies, to hold office until the Company’s next annual meeting of stockholders and until his respective successor is elected and qualified.

On August 25, 2016, the Board elected Mr. Russell M. Sarachek as a director of the Company to fill the remaining vacancy on the Board, to hold office until the Company’s next annual meeting of stockholders and until his respective successor is elected and qualified.

There were no arrangements or understandings pursuant to which Dr. Sloane and Mr. Sarachek were appointed as directors, and there are no relationships between either of Dr. Sloane or Mr. Sarachek and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company in connection with the appointment of Dr. Sloane and Mr. Sarachek to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 25th, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25th, 2016	FREQUENCY ELECTRONICS, INC. By: /s/ Steven L. Bernstein Name: Steven L. Bernstein Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 25th, 2016.